Code of Ethics

                                                  Endeavor Group

                                                  January 8, 1998

         1.       Introduction

         This document constitutes the current Code of Ethics ("Code") of the Endeavor Group. This Code is adopted pursuant to rule 17j-1 under the Investment Company Act of 1940 ("1940 Act ") and in general accord with good business practice. This Code supplants and replaces the Code of Ethics of the Endeavor Group which had been in place through this date.

         The purpose of this Code is to prevent the directors, officers and employees of the Endeavor Group (collectively, "Employees") from trading in securities, options contracts and financial futures contracts in such a way as could work to the detriment of the Funds and/or other clients with respect to which the Endeavor Group provides investment advice. (The funds together with such other clients are referred to herein as the "Clients"). Among other things, the Code seeks to assure that Employees will not engage in fraudulent, deceptive or manipulative practices in securities held or to be acquired by Clients.

         All Employees are required to have a working familiarity with this Code of Ethics. Each Employee must sign and return to the Compliance Officer the Acknowledgment form attached to this Code, indicating that the Employee has read and understands the Code as currently in effect and agrees to abide by it. (Definitions of certain key words and phrases used in the Code are set forth in Appendix A).

         2.       Purposes of the Code and General Summary

         The law imposes significant responsibilities upon directors, officers and employees of firms such as the Endeavor Group. Because our Clients have entrusted the care of their assets to us, we are deemed to be "fiduciaries". As such, under the law, we have the duty of providing undivided loyalty to each Client, and are required to place the Client's interests ahead of our own in cases where there is a conflict or potential conflict between the two. Such a conflict can occur, for instance, when an Employee is purchasing a security on the same day Endeavor Group is purchasing or considering purchasing the same security for one or more of the Clients. While Employees are permitted to trade in securities, option contracts and financial futures contracts for their own accounts, in every instance where there is a potential conflict in interest between an Employee's personal interests and the interests of a Client, precedence must be given to the Client.

         To ensure this result, this Code requires that, unless specifically exempted by a provision of the Code, each trade by an Employee of a U.S.
security, option contract or financial futures contract must be approved by Endeavor Group's Compliance Officer. Similarly, any trade by an Employee of a foreign security, option contract or financial futures contract first must be

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approved by Endeavor Group's Compliance Officer.  The procedure for seeking this required approval is discussed in the body of the Code. In addition, the Code specifically prohibits (in the absence of such prior approval) Employee purchases or sales of a security, option contract or financial futures contract when the Employee is aware that the security or contract is being purchased or sold, being considered for purchase or sale or recently has been purchased or sold by a client.

         There are a very limited number of exemptions from this prior approval rule, the most significant of which permits Employees to purchase and redeem shares of mutual funds without gaining prior approval of the transactions. Although Employees generally are not prohibited from purchasing or selling options or selling securities short, Employees may face restrictions in closing out or covering such positions.

         This Code governs all securities trading (unless specifically excepted as provided herein) by or on behalf of Employees and members of Employees' families. Accordingly, throughout the rest of this Code references to transactions or possible transactions in securities by Employees must also be read to encompass the Employee's family as well. Specifically, the Code applies to every account in which Employee or a member of Employee's family has a direct or indirect beneficial interest, every account over which any such person may exercise control or influence, and every other account in the name of any such person. "Family", for purposes of the Code, means spouse, minor children, every other relative or other person resident in Employee's home and every other relative to whose support Employee or any of the foregoing persons contribute. The Code refers to all affected accounts by the term "Employee Accounts."

         In addition to requiring prior approval of proposed Employee trades and prohibiting certain types of trades, the code requires that each Employee with a securities, options or financial futures account direct the firm at which such account is maintained to provide the Compliance Officer with duplicates of each confirmation and statement relating to the account. This procedure enables the Compliance Officer to review each Employee's securities activities to assure compliance with the Code.

         To assure compliance with this requirement, each Employee will be required to complete and provide the Compliance Officer with a completed Code of Ethics Acknowledgment and List of Accounts form, in which the Employee will provide information about each relevant account he or she maintains, or certify that no such accounts are maintained. (This form must be completed regardless whether the Compliance Officer already is receiving duplicate confirmations and statements with respect to an Employee's account.) Any changes in this information must be reported immediately in writing to the Compliance Officer.



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         In  addition,  as  noted  above,  the law  prohibits  fiduciaries  from competing with or profiting at the expense of a client. Accordingly, any breach of fiduciary duty by an Employee will be deemed to be a breach of the Code, whether or not the conduct in question is listed among the Code's specific prohibitions.

         If Employees have any questions concerning the provisions of the Code or other questions about ethical and/or compliance matters, they should contact the Compliance Officer.

         3.       Prior Approval of Securities Trades by Employees

         A. Prior Approval Requirement: No Employee may purchase or sell any U.S. security, option contract or financial futures contract except in a transaction exempt pursuant to Section 5 of this Code, without first obtaining prior clearance from Endeavor Group's Compliance Officer. No Employee Account may purchase or sell any non-U.S. security, option contract or financial futures contract except in a transaction exempt pursuant to Section 5 of this Code, without the prior approval of the Compliance Officer and such non-U.S. portfolio managers as the Compliance Officer shall designate with respect to the proposed transaction.

         B. Employee Trade Approval Form: In submitting proposed purchases or sales to the Compliance Officer for approval, Employees are required to use the Employee Trade Approval Form attached hereto as Appendix A. All necessary authorizing signatures, as indicated on the Form, must be obtained, and the fully completed and executed Form must be returned to the Compliance Officer, before authority to trade is granted. The Compliance Officer shall indicate approval of a proposed trade by signing the Employee Trade Approval Form in the space designated for such initials on the Form.

          C. Basis for Rejection of Trades: The Compliance Officer may reject any proposed trade by an Employee that:

                  (1) Involves a security, option contract or financial futures contract which is being purchased or sold by Endeavor Group on behalf of any client or is being considered for such purchase or sale.

                  (2) Is prohibited under Section 4 of this code.

               (3) Breaches either the Employee's or Endeavor Group's fiduciary responsibility to any Client.

                  (4) Is otherwise inconsistent with applicable law, including Rule 17j-1 under the 1940 Act or the Employee Retirement Income Security Act of 1974.

                  (5) Creates an appearance of impropriety.

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               D. Confidentiality of Reasons for Rejection of Trades:  Employees
          should understand that the reason a proposed trade has been rejected may sometimes be confidential. The reason for rejection may not be disclosed, for example, if Endeavor Group is in possession of material non-public information about an issuer.

                  E. Duration of Trade Approvals: The Compliance Officer shall record the date and time each Personal Trading Authorization Form relating to approved trades has been fully executed and received. Permission to complete a proposed trade shall remain valid until the close of trading on the business day following the day on which permission was granted. However, permission to trade may be revoked as a result of subsequent developments, and revocation is effective immediately upon receipt by the Employee of oral notice by the Compliance Officer.

     F. False Statements by Employees: Any false statement by an Employee in securing approval for a trade renders the approval null and void.

                  G. Subsequent Employee Knowledge of Information Relevant to a Trade Approval: If, during the period after approval is granted and before the trade is executed, the Employee becomes aware that the approved trade does not comply with this Code or that his or her statements on the Employee Trade Request Form are no longer true, the Employee must immediately notify the General Counsel of that information.

     H. Delegation of Duties by the Compliance Officer: An alternate Compliance Officer shall be designated to act in the absence of the Compliance Officer.

                  4. Prohibited Transactions and Activities

                  A. Employees may not execute trades in Employee Accounts that fall within the following categories, unless the trade is first approved pursuant to Section 3 of Section 4-A(4) or is exempted by Section 5 of this Code.

                  (1) Trading Ahead of Client Accounts: An Employee may not purchase a security, option contract or financial futures contract if the Employee is intending, or knows of another's intention, to purchase that security or contract, or a related security or contract, on behalf of any Client. An Employee may not sell a security, option contract or financial futures contract if the Employee is intending, or knows of another's intention, to sell that security or contract, or a related security or contract, on behalf of any Advisory Account.


                                                        -4-

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                  (2) Trading Parallel to Client  Accounts:  An Employee may not
                  purchase a security, option contract or financial futures contract if the Employee is purchasing, or knows that another is purchasing, that security or contract, or a related security or contract, on behalf of a Client. An Employee may not sell a security, option or financial futures contract if the Employee is selling or knows that another is selling, that security or contract, or a related security or contract, on behalf of a client.

                  (3) Trading Against Client Accounts: An Employee may not purchase a security, option contract or financial futures contract if the Employee or another known to the Employee is intending to sell, is selling or has within the past five business days sold that security or contract, or a related security or contract, on behalf of a Client. An Employee may not sell a security, option contract or financial futures contract if the Employee or another known to the Employee is intending to purchase, is purchasing or within the past five business days has purchased that security or contract, or a related to security or contract, on behalf of a Client.

                  (4) Short Term Trading: When an Employee purchases a security, option contract or financial futures contract, the Employee may not sell that security or contract, or a related security or contract, within thirty (30) days of the purchase, unless the Compliance Officer gives prior approval of such sale in writing. In considering whether to approve such a trade, the Compliance Officer shall consider all relevant facts, including whether such trade would involve a breach of any fiduciary duty, whether it would otherwise be consistent with the applicable law and whether the trade would create an appearance of impropriety.

                  B. Undue Influence: No employee shall cause or attempt to cause any Client to purchase, sell or hold any security, option contract or financial futures contract in a manner calculated to create any personal benefit to the Employee or any Employee Account. An Employee who participates in any research or an investment decision concerning a particular security or contract must disclose to the Compliance Officer any personal or beneficial interest that the Employee has in that security or contract, or any related security or contract, or in the issuer thereof, where such decision could create a material benefit to the Employee or any Employee Account. The Compliance Officer shall determine whether or not the Employee will be restricted in pursuing the research or recommendation.

                  5. Exempt Securities

         A. The prior approval requirements of Section 3 and prohibited transaction provisions of Section 4 shall not apply to Employee transactions in the following types of securities:


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          (1) Mutual Fund Shares, i.e. shares of open-end management  investment companies.

                  (2) Units in Unit Investment Trusts

                  (3) United States Government Securities

                  (4) Money Market Instruments, including short-term government securities, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements relating to the foregoing, and any other money market securities that may from time-to-time be designated as exempt by the Code of Ethics Review Committee.

                  B. If an Employee has any question whether a particular security is exempt from the prior approval requirements, the Employee should contact the Compliance Officer for clarification.

                  6. Exempt Transactions

          A. The requirements and prohibitions of Sections 3 and 4-A of this Code shall not apply to:

                  (1) Purchases or sales effected in any account over which the employee has no direct or indirect influence or control.

          (2) Purchases or sales which are non-volitional on the part of the employee.

          (3) Purchases which are part of an automatic dividend reinvestment plan.

          (4) Purchases and sales of Exempt Securities, as defined in this Code.

                  (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired in such issue.

                  B.  This  Section  6  does  not  exempt   Employees  from  the
prohibition in Section 4-B of this Code on the use of undue influence and the requirement to disclose a personal position.

                  7. Reporting

          A. Employees: Shall arrange for the Compliance Officer to receive, directly from the broker, dealer or bank in question, duplicate copies of each confirmation and each monthly account statement for each Employee Account. In the event that an Employee is not able to

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arrange such submissions, the Employee shall personally report to the Compliance
Officer the reasons thereof, and shall provide the following information to the Compliance Officer personally with respect to all transations in Employee Accounts, within ten days after the transaction in question:

                  (1) The date of the transaction, the title and the number of shares, units or contracts, and the principal amount of each security or contract involved.

          (2) The nature of the transaction (i.e., purchase, sale of and other type of acquisition or disposition.

                  (3) The price at which the transaction was effected.

                  (4) The amount of commission, if any.

                  (5) The name of the broker, dealer or bank with or through whom the transaction was effected.

          B.  Exemptions:   The  following  transactions  are  exempt  from  the
     reporting requirements of this Section 7:

                  (1) Transactions in shares of open-end management investment companies not affiliated with Endeavor Group.

                  (2) Transactions in direct obligations of the United States.

                  (3) Transactions in accounts over which no Employee has any direct or indirect influence or control.

          C. Disclaimer: Any report filed pursuant to this Section 7 may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

                  D. Review and Availability of Information: Information supplied on the reports provided under this Code shall be reviewed for compliance with this Code and other applicable standards of conduct by the Compliance Officer. All such information shall be available for inspection by the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers ("NASD"). Such information shall be so available for at least five years following the end of the fiscal year in which each report is made.



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                  8. Remedies

          A. Investigations: The Code of Ethics Review Committee (consisting of Officers of Endeavor Group), with the assistance of the Compliance Officer, shall be responsible for investigating any reported or suspected violation of the Code of Ethics and shall document the results of each investigation and recommend a solution.

               B. Sanctions: Upon determining that an Employee has committed a violation of this Code of Ethics, the Endeavor Group shall impose such sanctions and take such other actions as are deemed appropriate including, among other things, a letter of censure, fine, suspension or termination of the employment of the violator; referral to the SEC, NASD or other regulatory authorities for civil action; or referral to the appropriate authorities for criminal action.

                  C. Reversal of Trades: In addition to or in lieu of the above sanctions, the Endeavor Group may require the Employee to reverse or close the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The Endeavor Group may also direct that a trade be reversed or closed when the Compliance Officer determines that the trade creates an appearance of impropriety. In such a case, the Employee will forfeit any profit or absorb any loss derived therefrom. Depending on the nature and size of transaction, the Company may elect to absorb any loss, but is not obligated to do so. Failure to abide by a directive to reverse a trade may result in the imposition of the sanctions specified in Section 7-A.

               D. Disposition of Profits Forfeited: The Code of Ethic Review Committee, together with Compliance Officer, shall determine the appropriate disposition of any profits forfeited pursuant to Section 8-B of this Code.

                  9. Code of Ethics Review Committee

                  A. Duties: In addition to its duties as described above, the Code of Ethics Review Committee, which shall include the Compliance Officer, shall review this Code no less frequently than once a year, in light of legal and business developments and experience in implementing the Code. The committee shall make recommendations for any revisions that, in the committee's opinion, are deemed appropriate.

               B. Composition: The Code of Ethics Committee shall consist of Officers of the Endeavor Group (as previously mentioned in 8-A) including the Compliance Officer.

                  10. Employee Education

                  To ensure that every Employee understands this Code and the policies and procedures it establishes, the following will occur:


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               A. Initial  Review of New Employees:  All new Endeavor  employees will be provided with a copy of this Code at the commencement of employment, and will be required to read the Code and acknowledge having received and read it.


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Exhibit A
Name of Endeavor Employee

                                        Personal Trading Authorization Form
                                                  Endeavor Group

This Form is to be used by Employees seeking permission to trade a non-exempt security, as defined by the Code of Ethics, for the Employee's personal account (or the account of an immediate family member of an Employee, as defined in the Code). A separate form is to be used for each transaction. The first page of this Form is to be completed by the Employee.


Name of Security or
Instrument Proposed for Trading
Type of Transaction (purchase, sale, etc.)
Number of Shares/Units/Contracts
Name of Account Involved
Name of Broker/Dealer or Bank Where
Account is Maintained
Account Number
Signature of Employee
Date

Authorizing Signatures of Investment Personnel
                                                     1.

                                                     2.

                                                     3.
Signature of Compliance Officer:
When this Form is signed below, the Employee named above shall have the authority to execute the proposed trade described on this Form. This authority shall expire at the close of business on the business day following the authorization date as listed immediately below.

         Signature                                         Authorization Date
                    -----------------------------------------

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         Name of Endeavor Employee


                                    CODE OF ETHICS ACKNOWLEDGMENT
                                                        AND
                                                LIST OF ACCOUNTS

                                                  ENDEAVOR GROUP

         I  hereby  certify  that I have  received  the  Code of  Ethics  of the
Endeavor Group and that I have read and understand the Code and its requirements. I further certify that I have listed below all securities, options and financial futures accounts in which I have any beneficial ownership, direct or indirect. Unless noted otherwise, I hereby represent that I am authorized to permit the Endeavor Group to receive directly copies of confirmations and account statements for all such accounts, and I hereby authorize the Endeavor Group to obtain those copies.

         I understand that the Compliance Officer of Endeavor Group, or a person working under the Compliance Officer's direction, regularly will obtain and review copies of confirmations and account statements for all of these accounts. I also understand that any violations of the Code that I commit may subject me to various penalties, including the cancellation of trades on behalf of any account in which I have a beneficial interest if such trades do not comply with the Code or create an appearance of impropriety. I further understand that any violations of the Code that I commit may subject me to disciplinary action, including dismissal from employment. I agree to notify the Compliance Officer or the Compliance Officer's designate immediately of any additional account in which I obtain any beneficial interest in the future.

                                   List of Accounts

Securities Account Number     Registered Name of Account  Name of Bank or
                                                          Broker/Dealer






                                            Execution of Certification

Signed:                                                       Date
        --------------------------------------------------

Printed Name:

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